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                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 16, 2004

                                  SOLUTIA INC.
                                  ------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                            (STATE OF INCORPORATION)

        001-13255                                           43-1781797
        ---------                                           ----------
        (COMMISSION                                         (IRS EMPLOYER
        FILE NUMBER)                                        IDENTIFICATION NO.)



575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI      63166-6760
---------------------------------------------------------------      ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

                                 (314) 674-1000
                                 --------------
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE



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ITEM 5.  OTHER EVENTS.

         On January 16, 2004, Solutia issued a press release announcing that the U. S. Bankruptcy Court approved Solutia's final debtor-in-possession financing. A copy of the press release is filed as Exhibit 99.1 and is incorporated here by reference. On January 16, 2004, Solutia and certain of its subsidiaries entered into a finance agreement for up to $525 million in debtor-in-possession financing. A copy of the finance agreement is filed as
Exhibit 99.2 and is incorporated here by reference.

         The actual rate of return on plan assets of the Company's U.S. qualified pension plan for the year ended December 31, 2003 was in excess of 20%, which is significantly greater than the 9% rate of return assumed for such period. Due to strong asset performance during 2003 and other factors, the amount of pension plan underfunding for this plan significantly decreased from December 31, 2002 to December 31, 2003.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits 99.1 and 99.2 listed below are filed as part of this report.

         Exhibit Number                Description
         --------------                -----------

         99.1 Press Release dated January 16, 2004, issued by Solutia Inc. announcing that the U. S. Bankruptcy Court approved Solutia's final debtor-in-possession financing

         99.2 Finance Agreement dated as of January 16, 2004 by and among Solutia Inc. and Solutia Business Enterprises, Inc., as debtors and debtors-in-possession, as Borrowers, Certain Subsidiaries of Solutia Inc. Listed as a Guarantor on the Signature Pages hereto, as debtors and debtors-in-possession, as Guarantors, the Lenders from Time to Time Party hereto, as Lenders, Citicorp USA, Inc., as Collateral Agent, Administrative Agent and Documentation Agent, Citigroup Global Markets Inc. as Arranger



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                                 SIGNATURES

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                                 SOLUTIA INC.
                                          ----------------------------------
                                                 (Registrant)

                                                 /s/Rosemary L. Klein
                                          ----------------------------------
                                                 Assistant Secretary

DATE: JANUARY 23, 2004